Exhibit 99.1

CMS ENERGY ANNOUNCES 2015 EARNINGS OF $1.89 PER SHARE;

RAISES 2016 EARNINGS OUTLOOK TO A RANGE OF $1.99 TO $2.02 PER SHARE

•                  Meets 7% high end of earnings forecast for 2015

•                  Offers 2016 earnings per share guidance of 5% to 7% earnings growth

•                  Expands 10-year capital expenditures plan from $15.5 billion to $17 billion

•                  Raises earnings per share guidance beginning in 2017 to 6% to 8%

JACKSON, Mich., February 4, 2016 — CMS Energy announced today net income of $106 million, or $0.38 per share, for the fourth quarter of 2015, compared to $96 million, or $0.35 per share, for the same quarter of 2014.

For 2015, CMS Energy’s net income is $523 million, or $1.89 per share, compared to $477 million, or $1.74 per share for 2014. Adjusted net income in 2015 was also $523 million, or $1.89 per share at the high end of guidance, compared to $486 million or $1.77 per share for 2014.

CMS Energy raised guidance for 2016 earnings to $1.99 to $2.02 per share, building, as always over the last 13 years, on the company’s actual high-end performance.

The company also increased its projected spending on capital expenditures over the next 10 years from $15.5 billion to $17 billion. The additional spending enables CMS Energy to increase its earnings per share guidance to 6% to 8%, starting in 2017.

“The future looks bright for CMS. Our 10-year plan now includes $17 billion of needed capital investment projects to further improve customer service, including upgrading infrastructure, improving reliability and making renewable energy investments,” said John Russell, CMS Energy’s president and chief executive officer.

“Our unique business model has worked well for more than a decade and we expect it will continue going forward. Our earnings per share (EPS) guidance for 2016 has been raised to $1.99 to $2.02, up 5% to 7% over last year. In 2017, EPS is expected to increase by 6% to 8% over 2016 actual EPS while ensuring that residential customer bills remain below the national average.”

In reflecting on year-end results, Russell commented, “2015 marked great progress for CMS Energy as we continued execution of our long-term plan to deliver excellent customer service and top-end earnings growth, our 13th consecutive year of consistent financial performance. I am particularly proud of the fact that this was the safest year in our company’s history, with a 29% reduction in employee injuries compared to 2014.”

Several other important CMS Energy 2015 accomplishments were highlighted:

•                  Significant improvements in customer satisfaction as CMS earned first quartile performance for both residential electric and natural gas customer satisfaction, the first time in more than a decade.

•                  Best ever electric generation reliability, with record runs at several facilities and a 6th place national ranking.

•                  Accelerating transition to a cleaner energy portfolio with 650 megawatts of gas and wind power added to the company’s generating fleet.

•                  Improved electric distribution reliability performance, including decade-best performance for service restoration following an outage.

•                  Lowest-cost gas utility in Michigan due in part to specific steps the company took to drop fuel prices to the lowest level since 2001, a nearly 65% reduction.

•                  Announced that the company will spend $5 billion over the next 5 years with other Michigan-based companies as part of Pure Michigan Business Connect, creating an estimated 7,500 jobs.

•                  Recognized for accomplishments in sustainability broadly, and named among Michigan’s 2015 Best and Brightest Sustainable Companies.

Russell also noted that Michigan’s economy is growing, with nearly two-thirds of all manufacturing jobs in the U.S. last year were added in Michigan. In addition, the state’s unemployment rate in 2015 fell below the U.S. average, for the first time since 2000.

CMS Energy (NYSE: CMS) is a Michigan-based company that has an electric and natural gas utility, Consumers Energy, as its primary business and also owns and operates independent power generation businesses.

# # #

CMS Energy will hold a webcast to discuss its 2015 fourth-quarter results and provide a business and financial outlook on February 4 at 9:00 AM (EST). To participate in the Webcast, go to CMS Energy’s home page (www.cmsenergy.com) and select “Investor Meeting.”

Investors and others should note that CMS Energy routinely posts important information on its website and considers the Investor Relations section, www.cmsenergy.com/investor-relations, a channel of distribution.

This news release contains non-Generally Accepted Accounting Principles (non-GAAP) measures, such as adjusted earnings. Management views adjusted earnings as a key measure of the company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, regulatory items from prior years, or other items detailed in the attached summary financial statements. These items have the potential to impact, favorably or unfavorably, the company’s reported earnings.

This news release contains “forward-looking statements.” The forward-looking statements are subject to risks and uncertainties that could cause CMS Energy’s and Consumers Energy’s results to differ materially. All forward-looking statements should be considered in the context of the risk and other factors detailed from time to time in CMS Energy’s and Consumers Energy’s Securities and Exchange Commission filings.

For more information on CMS Energy, please visit our website: www.cmsenergy.com

Media Contacts: Dan Bishop, 517/788-2395 or Brian Wheeler, 517/788-2394

Investment Analyst Contact: CMS Energy Investor Relations, 517/788-2590

CMS Energy Corporation

SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME

(In Millions, Except Per Share Amounts)

	Fourth Quarter		Full Year
	(Unaudited)		(Unaudited)
	2015	2014	2015	2014

Operating Revenue	$1,509	$1,758	$6,456	$7,179

Operating Expenses	1,264	1,485	5,293	6,027

Operating Income	$245	$273	$1,163	$1,152

Other Income (Expense)	13	(17)	29	(16)

Interest Charges	91	104	396	407

Income before Income Taxes	$167	$152	$796	$729

Income Tax Expense	60	55	271	250

Net Income	$107	$97	$525	$479

Income Attributable to Noncontrolling Interests	1	1	2	2

Net Income Available to Common Stockholders	$106	$96	$523	$477

Income Per Share
Basic	$0.39	$0.35	$1.90	$1.76
Diluted	0.38	0.35	1.89	1.74

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CMS Energy Corporation

SUMMARIZED CONSOLIDATED BALANCE SHEETS

(In Millions)

	December 31	December 31
	2015	2014
	(Unaudited)
Assets
Cash and cash equivalents	$266	$207
Restricted cash and cash equivalents	19	37
Other current assets	2,035	2,353
Total current assets	$2,320	$2,597
Plant, property, and equipment	14,705	13,412
Other non-current assets	3,315	3,176
Total Assets	$20,340	$19,185

Liabilities and Equity
Current liabilities	$1,347	$1,348
Non-current liabilities	5,504	5,391
Capitalization
Debt, capital leases, and financing obligation (*)
Debt, capital leases, and financing obligation (excluding non-recourse and securitization debt)	8,063	7,428
Non-recourse debt	1,098	884
Total debt, capital leases, and financing obligation	9,161	8,312
Noncontrolling interests	37	37
Common stockholders’ equity	3,938	3,670
Total capitalization	$13,136	$12,019
Securitization debt	353	427
Total Liabilities and Equity	$20,340	$19,185

(*) Current and long-term

CMS Energy Corporation

SUMMARIZED STATEMENTS OF CASH FLOWS

(In Millions)

	Full Year
	(Unaudited)
	2015	2014

Beginning of Period Cash	$207	$172

Cash provided by operating activities	$1,640	$1,447
Cash used in investing activities	(2,044)	(1,910)
Cash flow from operating and investing activities	$(404)	$(463)
Cash provided by financing activities	463	498
Total Cash Flow	$59	$35

End of Period Cash	$266	$207

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CMS Energy Corporation

SUMMARY OF CONSOLIDATED EARNINGS

Reconciliations of GAAP Net Income to Non-GAAP Adjusted Net Income

(In Millions, Except Per Share Amounts)

	Fourth Quarter		Full Year
	(Unaudited)		(Unaudited)
	2015	2014	2015		2014

Net Income Available to Common Stockholders	$106	$96	$523		$477

Reconciling Items:
Discontinued Operations (Income) Loss	*	*	(*	)	(*	)

Restructuring Costs and Other	*	*	*		9

Adjusted Net Income - Non-GAAP Basis	$106	$96	$523		$486

Average Number of Common Shares Outstanding
Basic	276	274	276		271
Diluted	277	275	276		275

Basic Earnings Per Average Common Share

Net Income Per Share as Reported	$0.39	$0.35	$1.90		$1.76

Reconciling Items:
Discontinued Operations (Income) Loss	*	*	(*	)	(*	)

Restructuring Costs and Other	*	*	*		0.03

Adjusted Net Income - Non-GAAP Basis	$0.39	$0.35	$1.90		$1.79

Diluted Earnings Per Average Common Share

Net Income Per Share as Reported	$0.38	$0.35	$1.89		$1.74

Reconciling Items:
Discontinued Operations (Income) Loss	*	*	(*	)	(*	)

Restructuring Costs and Other	*	*	*		0.03

Adjusted Net Income - Non-GAAP Basis	$0.38	$0.35	$1.89		$1.77

Note:                  Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, regulatory items from prior years, or other items detailed in these summary financial statements.

* Less than $500 thousand or $0.01 per share.

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